UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 30, 2005

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)  On March 30, 2005, Vital Images, Inc. (the “Company”) and Toshiba Medical Systems Corporation (“Toshiba”) entered into Amendment No. 3 to the Marketing and Distribution Agreement between the Company and Toshiba (“Amendment No. 3).  Amendment No. 3 amends the Marketing and Distribution Agreement dated effective as of September 1, 2001 (the “Original Agreement”) between the Company and Toshiba , as amended by Amendment No. 1 effective October 1, 2001 and Amendment No. 2 effective October 1, 2003.  Amendment No. 2 extended the term of the Original Agreement to December 31, 2004.  Under the Original Agreement, as amended (the “Toshiba Agreement”), Toshiba offers Vitrea® 2, the Company’s advanced medical imaging software for diagnostic evaluation of computed tomography (CT), magnetic resonance (MR) and positon emission tomography (PET) image data, through its subsidiaries and distrubutors in more than 50 countries in North and South America, Europe, the Middle East, Africa, Australia and Asia, except Japan.  Amendment No. 3, which is effective January 1, 2005, extends the term of the Toshiba Agreement to December 31, 2006.

The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K and is hereby incorporated herein by reference:

99.1         A copy of the press release issued by Vital Images, Inc. on March 31, 2005 reporting the renewal of the Marketing and Distribution Agreement between the Company and Toshiba.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images Inc.

Date: March 31, 2005

	By	/s/ Jay D. Miller
Jay D. Miller
President and Chief Executive Officer
(Principal Executive Officer)